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                                                          EXHIBIT NO. 99.9(b)


                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement (File Nos. 33-7638 and 811-4777) (the "Registration Statement") of MFS Series Trust I (the "Trust"), of my opinion dated December 22, 1997, appearing in Post-Effective Amendment No. 29 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on December 24, 1997.


                                                     JAMES R. BORDEWICK, JR.
                                                     James R. Bordewick, Jr.
                                                     Assistant Secretary

Boston, Massachusetts
October 27, 1999